                                                                    Exhibit 23.1


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Apertus Technologies Incorporated 1995 Employee Stock Purchase Plan of our report dated May 5, 1995, with respect to the consolidated financial statements of Apertus Technologies Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended April 2, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



Minneapolis, Minnesota
December 19, 1995